Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Charles J. Dockendorff, John H. Masterson and John W. Kapples his or her true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign this Post-Effective Amendment No. 1 to Registration Statement on Form S-8 (Registration No. 333-144309) and any subsequent registration statement Covidien plc may hereafter file with the Securities and Exchange Commission pursuant to Rule 462(b) under the Securities Act of 1933 to register additional ordinary shares, and to file this Post-Effective Amendment No. 1 and any subsequent registration statement and all amendments thereto, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do, and hereby ratifies and confirms all his or her said attorneys-in-fact and agents, each acting alone, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This Power of Attorney may be signed in any number of counterparts, each of which shall constitute an original and all of which, taken together, shall constitute one Power of Attorney.

IN WITNESS WHEREOF, each of the undersigned has hereunto set his or her hand on June 5th, 2009.

/s/ Richard J. Meelia	/s/ Charles J. Dockendorff
Richard J. Meelia President, Chief Executive Officer and Director (principal executive officer)	Charles J. Dockendorff Executive Vice President and Chief Financial Officer (principal financial officer)

/s/ Richard J. Meelia	/s/ Richard G. Brown, Jr.
Richard J. Meelia Authorized Representative in the United States	Richard G. Brown, Jr. Vice President, Chief Accounting Officer and Controller (principal accounting officer)

/s/ Craig Arnold	/s/ Robert H. Brust
Craig Arnold Director	Robert H. Brust Director

/s/ John M. Connors, Jr.	/s/ Christopher J. Coughlin
John M. Connors, Jr. Director	Christopher J. Coughlin Director

/s/ Timothy M. Donahue	/s/ Kathy J. Herbert
Timothy M. Donahue Director	Kathy J. Herbert Director

/s/ Randall J. Hogan, III	/s/ Dennis H. Reilley
Randall J. Hogan, III Director	Dennis H. Reilley Director

/s/ Tadataka Yamada	/s/ Joseph A. Zaccagnino
Tadataka Yamada Director	Joseph A. Zaccagnino Director